Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-256324) pertaining to the 2021 Share Incentive Plan, 2021 Employee Share Purchase Plan, and 2012 Incentive Option Plan SimilarWeb Ltd. of our report dated March 25, 2022, with respect to the consolidated financial statements of SimilarWeb Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2021.

March 25, 2022
Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global